Exhibit 99.(a)(6)
COLUMBIA FUNDS SERIES TRUST II
AMENDMENT NO. 5 TO THE
AGREEMENT AND DECLARATION OF TRUST
     WHEREAS, Section 5 of Article III of the Agreement and Declaration of Trust (the “Declaration of Trust”) of Columbia Funds Series Trust II (the “Trust”), dated January 20, 2006, as amended from time to time, a copy of which is on file in the Office of the Secretary of The Commonwealth of Massachusetts, authorizes the Trustees of the Trust to amend the Declaration of Trust to create one or more Series or classes of Shares without authorization by vote of the Shareholders of the Trust.
     WHEREAS, Section 6 of Article III of the Declaration of Trust authorizes the Trustees of the Trust to abolish and rescind the establishment and designation of Series or Class, either by amending the Declaration of Trust or by vote or written consent of a majority of the then Trustees.
     NOW, THEREFORE, The undersigned, being at least a majority of the Trustees of Columbia Funds Series Trust II, do hereby certify that we have authorized the creation of two additional Series of the Trust, Columbia Commodity Strategy Fund and Columbia Flexible Capital Income Fund, and have authorized the following amendment to said Declaration of Trust:
     Section 6 of Article III is hereby amended to read as follows:
          Section 6. Establishment and Designation of Series and Classes. Without limiting the authority of the Trustees as set forth in Section 5 and Section 6, inter alia, to establish and designate any further Series or classes or to modify the rights and preferences of any Series or class, the following Series shall be, and are hereby, established and designated;
Columbia 120/20 Contrarian Equity Fund
Columbia Absolute Return Currency and Income Fund
Columbia Absolute Return Emerging Markets Macro Fund
Columbia Absolute Return Enhanced Multi-Strategy Fund
Columbia Absolute Return Multi-Strategy Fund
Columbia AMT-Free Tax-Exempt Bond Fund
Columbia Asia Pacific ex-Japan Fund
Columbia Commodity Strategy Fund
Columbia Diversified Bond Fund
Columbia Diversified Equity Income Fund
Columbia Dividend Opportunity Fund
Columbia Emerging Markets Bond Fund
Columbia Emerging Markets Opportunity Fund
Columbia Equity Value Fund
Columbia European Equity Fund
Columbia Flexible Capital Income Fund
Columbia Floating Rate Fund
Columbia Frontier Fund
Columbia Global Bond Fund
Columbia Global Extended Alpha Fund
Columbia Government Money Market Fund
Columbia High Yield Bond Fund
Columbia Income Builder Fund
Columbia Income Opportunities Fund
Columbia Inflation Protected Securities Fund
Columbia Global Equity Fund
Columbia Large Core Quantitative Fund

Columbia Large Growth Quantitative Fund
Columbia Large Value Quantitative Fund
Columbia Limited Duration Credit Fund
Columbia Marsico Flexible Capital Fund
Columbia Mid Cap Growth Opportunity Fund
Columbia Mid Cap Value Opportunity Fund
Columbia Minnesota Tax-Exempt Fund
Columbia Money Market Fund
Columbia Multi-Advisor International Value Fund
Columbia Multi-Advisor Small Cap Value Fund
Columbia Portfolio Builder Aggressive Fund
Columbia Portfolio Builder Conservative Fund
Columbia Portfolio Builder Moderate Aggressive Fund
Columbia Portfolio Builder Moderate Conservative Fund
Columbia Portfolio Builder Moderate Fund
Columbia Recovery and Infrastructure Fund
Columbia Retirement Plus 2010 Fund
Columbia Retirement Plus 2015 Fund
Columbia Retirement Plus 2020 Fund
Columbia Retirement Plus 2025 Fund
Columbia Retirement Plus 2030 Fund
Columbia Retirement Plus 2035 Fund
Columbia Retirement Plus 2040 Fund
Columbia Retirement Plus 2045 Fund
Columbia Select Large-Cap Value Fund
Columbia Select Smaller-Cap Value Fund
Columbia Seligman Communications and Information Fund
Columbia Seligman Global Technology Fund
Columbia Short-Term Cash Fund
Columbia Strategic Allocation Fund
Columbia U.S. Government Mortgage Fund
          Shares of each Series established in this Section 6 shall have the following rights and preferences relative to Shares of each other Series, and Shares of each class of a Multi-Class Series shall have such rights and preferences relative to other classes of the same Series as are set forth in the Declaration of Trust, together with such other rights and preferences relative to such other classes as are set forth in the Trust’s Rule 18f-3 Plan, registration statement as from time to time amended, and any applicable resolutions of the Trustees establishing and designating such class of Shares.
          The rest of this Section 6 remains unchanged.
     The foregoing amendment is effective as of April 14, 2011.

     IN WITNESS WHEREOF, the undersigned has signed this Amendment No. 5 to the Agreement and Declaration of Trust on April 14, 2011.

/s/ Kathleen A. Blatz Kathleen A. Blatz	/s/ Stephen R. Lewis, Jr. Stephen R. Lewis, Jr.

/s/ Leroy C. Richie Leroy C. Richie	/s/ John F. Maher John F. Maher

/s/ Pamela G. Carlton Pamela G. Carlton	/s/ Catherine James Paglia Catherine James Paglia

/s/ Patricia M. Flynn Patricia M. Flynn	/s/ Alison Taunton-Rigby Alison Taunton-Rigby

/s/ Anne P. Jones Anne P. Jones	/s/ William F. Truscott William F. Truscott

Registered Agent:	Corporation Service Company 84 State Street Boston, MA 02109